$150,000,000
CHAPARRAL ENERGY, INC.
7.625% Senior Notes due 2022
Purchase Agreement
November 2, 2012
Wells Fargo Securities, LLC
As Representative of the several Initial Purchasers
listed in Schedule 1 hereto
c/oWells Fargo Securities, LLC
301 South College Street, 6th Floor
Charlotte, North Carolina 28288

Ladies and Gentlemen:
Chaparral Energy, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $150,000,000 principal amount of its 7.625% Senior Notes due 2022 (the “Securities”). The Securities will be issued pursuant to the Indenture, dated as of May 2, 2012, (the “Base Indenture”), as supplemented by a supplemental indenture to be dated as of November 15, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”).
The Company previously issued $400,000,000 aggregate principal amount of 7.625% Senior Notes due 2022 (the “Existing Notes”)under the Indenture. The Securities constitute “Additional Notes” as defined in the Indenture. Except as otherwise disclosed in the Time of Sale Information (as defined below) and the Final Offering Circular (as defined below), the Securities will have terms identical to the Existing Notes and will be treated as a single class of debt securities for all purposes under the Indenture.
The Securities will be sold to the Initial Purchasers in a transaction not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering circular dated November2, 2012 (the “Preliminary Offering Circular”) and will prepare an offering circular dated the date hereof (the “Final Offering Circular”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Circular have been, and copies of the Final Offering Circular will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement (as defined in Section 14(g)). The Company hereby confirms that it has authorized the use of the Preliminary Offering Circular, the other Time of Sale Information (as defined below) and the Final Offering Circular in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Circular.
At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Circular, as supplemented and amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.
The Company and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:
1.Purchase and Resale of the Securities.
(a)The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, agrees, severally and not jointly, to purchase from the Company, in each case, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 102.5% of the principal amount thereof, plus accrued interest, if any, from November 15, 2012 to the Closing Date. The Company will not be obligated to deliver the Securities except upon payment for all the Securities to be purchased as provided herein.
(b)The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information and the Final Offering Circular. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
(i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;
(ii)    neither it nor any Person acting on its behalf has solicited offers for, or offered or sold, or will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and
(iii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:
(A)    within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or
(B)    in accordance with the restrictions set forth in Annex C hereto.
(b)    Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(g) and 6(h), McAfee & Taft A Professional Corporation, as counsel for the Company, and Cahill Gordon & Reindel LLP as counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(c)    The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.
(d)    The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.
2.    Payment and Delivery.
(a)    Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on November 15, 2012, or at such other time or place on the same or such other date, not later than the fourth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”
(b)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
3.    Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:
(a)    Preliminary Offering Circular, Time of Sale Information and Final Offering Circular. The Preliminary Offering Circular, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and, the Final Offering Circular, in the form first used by the Initial Purchasers to confirm sales of the Securities does not and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Time of Sale Information or the Final Offering Circular.
(b)    Additional Written Communications. The Company and the Guarantors (including their agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Circular, (ii) the Final Offering Circular, (iii) the document listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitutes part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication. Each Issuer Written Communication does not conflict with the Time of Sale Information or the Final Offering Circular.
(c)    Financial Statements. The historical financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in each of the Time of Sale Information and the Final Offering Circular present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; the other financial information included in each of the Time of Sale Information and the Final Offering Circular has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the “Summary consolidated historical financial information” and “Selected historical consolidated financial information” set forth in each of the Time of Sale Information and the Final Offering Circular is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived.
(d)    No Material Adverse Change. Except as disclosed in the Time of Sale Information and the Final Offering Circular, since the date of the most recent financial statements of the Company included in each of the Time of Sale Information and the Final Offering Circular, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than borrowings under the ABL Revolving Facility (as defined in Section 14(g)), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement other than in the ordinary course of business; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference (including any liability or obligation) with its business, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that is material to the Company and its subsidiaries, taken as a whole.
(e)    Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or lease their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only direct or indirect subsidiaries of the Company other than Oklahoma Ethanol LLC and Chaparral Biofuels, L.L.C., which will not be Guarantors. The Company does not own, directly or indirectly, equity securities or similar ownership interests of any entity other than its interests in such subsidiaries.
(f)    Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Final Offering Circular under the heading “Capitalization.” The limited partnership agreements or limited liability company agreements governing all outstanding limited partnership interests or limited liability company interests of each Guarantor have been validly executed and delivered, and all capital contributions required under such limited partnership agreements or limited liability company agreements have been paid in full; and, except as otherwise described in each of the Time of Sale Information and the Final Offering Circular, the limited partnership interests or limited liability company interests of each Guarantor are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance or security interest, except as otherwise described in the Time of Sale Information and the Final Offering Circular, including without limitation for liens under or permitted by the ABL Revolving Facility.
(g)    Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, theSupplemental Indenture, the Exchange Securities (and the related guarantees) and the Registration Rights Agreement (to the extent a party thereto) (collectively, the “Transaction Documents”), and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents has been duly and validly taken.
(h)    The Indenture and Supplemental Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors. The Supplemental Indenture has been duly authorized by the Company and each of the Guarantors, and, when duly executed and delivered by the Company and each of the Guarantors, the Indenture (including the Supplemental Indenture) will constitutes a valid and legally binding agreement of the Company and each of the Guarantorsenforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general equitable principles regardless of whether enforcement is sought in law or equity (collectively, the “Enforceability Exceptions”); the Base Indenture conforms and, on the Closing Date, the Indenture (including the Supplemental Indenture) will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
(i)    The Securities and the Guarantees. The Securities have been duly authorized by the Companyand, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j)    The Exchange Securities. On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Guarantorsand, when duly executed, authenticated, issued and delivered in accordance with the Indenture and as contemplated by the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
(k)    Purchaseand Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.
(l)    Descriptions of Certain Documents. Each of the Securities, the Guarantees, the Indenture and the Registration Rights Agreement conforms in all material respects to the descriptions thereof contained in each of the Time of Sale Information and the Final Offering Circular.
(m)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over it or its properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(n)    No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (and the Guarantees) and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (other than liens created under the ABL Revolving Facility), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.
(o)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (and the Guarantees) and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) with respect to the Exchange Securities (and the related guarantees) as may be required under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement, (iii)  which have been, or prior to the Closing Date will be, obtained, and (iv) which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.
(p)    Legal Proceedings. Except as described in each of the Time of Sale Information and the Final Offering Circular, there are no legal, governmental or regulatory, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the Company’s and each of the Guarantors’ knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.
(q)    Independent Accountants. Grant Thornton LLP, who have certified certain financial statements of the Company and its subsidiaries in each of the Time of Sale Information and the Final Offering Circular, are independent public accountants with respect to the Company and its subsidiaries and are independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.
(r)    Title to Real and Personal Property. The Company and its subsidiaries have (1) good and defensible title to oil and gas properties owned by the Company and its subsidiaries, (2) good and indefeasable title in fee simple to all other real property owned by the Company and its subsidiaries and (3) good title to all items of personal property owned by the Company and its subsidiaries, in each case that are material to the respective businesses of the Company and its subsidiaries, free and clear of all liens, encumbrances, claims and defects and imperfections of title, except (i) those that are described in the each of the Time of Sale Information and the Final Offering Circular, (ii) those under the ABL Revolving Facility, (iii) those under oil and gas leases, options to lease, operating agreements, utilization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (iv) those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (v) those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings by the Company or its subsidiaries.
(s)    Title to Intellectual Property. The Company and its subsidiaries own or possess or are licensed to use adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own, possess or license such rights would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.
(t)    Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Final Offering Circular none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
(u)    Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof to the extent that such taxes have become due and are not being contested in good faith with such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Information and the Final Offering Circular, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets, which has had, nor does the Company have any knowledge of any tax deficiency, which if determined adversely to the Company or its subsidiaries might, individually or in the aggregate, have a Material Adverse Effect.
(v)    Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties, the conduct of their respective businesses as described in each of the Time of Sale Information and the Final Offering Circular, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Final Offering Circular, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except for notices, modifications or non-renewals as would not, individually or in the aggregate, have a Material Adverse Effect.
(w)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Guarantors, is contemplated or threatened, which disturbance or dispute would have a Material Adverse Effect.
(x)    Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety and the environment including without limitation those imposing liability or standards of conduct concerning any hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals currently required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case as described in each of the Time of Sale Information and the Final Offering Circular or for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law; and (v) no property or facility of the Company or any of its subsidiaries is (x) listed or, to the Company’s or any subsidiary’s knowledge, proposed for listing on the National Priorities List under CERCLA or is (y) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

(y)    Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
(z)    Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(aa)    Insurance.The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate for the conduct by the Company and its subsidiaries of their respective businesses as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that any material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(bb)    Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Final Offering Circular) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Final Offering Circular, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.
(cc)    No Restrictions on Subsidiaries. Except for the restrictions applicable to subsidiaries that will not be Guarantors, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(dd)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(ee)    Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Circular and the Final Offering Circular, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
(ff)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
(gg)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.
(hh)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Circular, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
(ii)    No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(jj)    Margin Rules. Neither the Company nor any of its subsidiaries has taken, and none of them will take, any action that might cause the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Final Offering Circular to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
(kk)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Information or the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)    Statistical and Market Data. Nothing has come to the attention of the Company or any Guarantor that has caused the Company or any Guarantor to believe that the statistical and market-related data included in each of the Time of Sale Information and the Final Offering Circular is not based on or derived from sources that are reliable and accurate in all material respects.
(mm)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a prospectus that is not described in each of the Time of Sale Information and the Final Offering Circular and that is not so described therein.
(nn)    Engineers; Reserve Reports. The information described in the each of Time of Sale Information and the Final Offering Circular regarding the estimated proved reserves of the Company and the Guarantors is based in part on the reports generated by Cawley, Gillespie & Associates, Inc. and Ryder Scott Company, L. P., each as independent petroleum engineers with respect to the Company and the Guarantors (the “Engineers”). The information underlying the estimates of the reserves of the Company and the Guarantors supplied by the Company to the Engineers, for the purposes of preparing the reserve reports of the Company referenced in each of the Time of Sale Information and the Final Offering Circular (the “Reserve Reports”), was true and correct in all material respects on the date of each such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Engineers were prepared in good faith and with a reasonable basis; the information provided to the Engineers for purposes of preparing the Reserve Reports was prepared in all material respects in accordance with customary industry practices; the Engineers were, as of the date of each of the Reserve Reports prepared by them, and are, as of the date hereof, independent petroleum engineers with respect to the Company and the Guarantors; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the each of Time of Sale Information and the Final Offering Circular, neither the Company nor any of the Guarantors is aware of any facts or circumstances that would result in a material decline in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the each of Time of Sale Information and the Final Offering Circular and as reflected in the Reserve Reports; and the estimates of such reserves and the present value of the future net cash flows therefrom as described in the each of Time of Sale Information and the Final Offering Circular and reflected in the Reserve Reports comply in all material respects with the Securities Act.
(oo)    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(pp)    Compliance with Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(qq)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any of the Guarantors, threatened.
4.    Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:
(a)    Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Circular, any other Time of Sale Information, any Issuer Written Communication and the Final Offering Circular (including all amendments and supplements thereto) as the Representative may reasonably request.
(b)    Amendments or Supplements. Before finalizing the Final Offering Circular or making or distributing any amendment or supplement to any of the Time of Sale Information or the Final Offering Circular, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Final Offering Circular or such amendment or supplement for review, and will not distribute any such proposed Final Offering Circular, amendment or supplement to which the Representative reasonably objects.
(c)    Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.
(d)    Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Final Offering Circular or the initiation or, to the extent the Company becomes aware, threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Preliminary Offering Circular or the Final Offering Circular as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Preliminary Offering Circular or the Final Offering Circular is delivered to a purchaser, not misleading; (iii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which an Issuer Written Communication would include any untrue statement of a material fact; and (iv) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or, to the extent the Company becomes aware, threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Final Offering Circular or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.
(f)    Ongoing Compliance of the Final Offering Circular. If at any time prior to the earlier of (i) 180 days following the Closing Date and (ii) completion of the initial distribution of the Securities (x) any event shall occur or condition shall exist as a result of which the Final Offering Circular as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Offering Circular is delivered to a purchaser, not misleading or (y) it is necessary to amend or supplement the Final Offering Circular to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Final Offering Circular as may be necessary so that the statements in the Final Offering Circular as so amended or supplemented will not, in the light of the circumstances existing when the Final Offering Circular is delivered to a purchaser, be misleading or so that the Final Offering Circular will comply with law.
(g)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(h)    Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.
(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Final Offering Circular under the heading “Use of proceeds.”
(j)    Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(k)    DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.
(l)    No Resales by the Company. Until the issuance of the Exchange Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the

Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.
(m)    No Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) of Regulation D) or any person acting on behalf of the Company or such affiliate will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act. The Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offering contemplated hereby.
(n)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
(o)    No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
5.    Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Circular and the Final Offering Circular, (ii) a written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included in the Preliminary Offering Circular or the Final Offering Circular, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included in the Preliminary Offering Circular or the Final Offering Circular.
6.    Conditions of Obligations of the Initial Purchasers.The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
(a)    Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantorsand their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(b)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors by any “nationally recognized statistical rating organization”, as such term is defined by the Commission in Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).
(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Final Offering Circular (excluding any amendment or supplement thereto), the effect of which in the judgment of WellsFargo Securities (as defined in Section 14(g)) is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Circular.
(d)    Officers’ Certificate. The Representative shall have received on and as of the Closing Date a certificate of the chief executive officer and the chief financial officer of the Company (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Final Offering Circular and, to the best knowledge of such officers, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) to the effect set forth in paragraphs (b) and (c) above, (iv) that, to the knowledge of such officers, the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement are true and correct on and as of the Closing Date and (v) confirming that to the knowledge of thechief financial officer of the Company, after due inquiry, the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (and the Guarantees) and the consummation of the transactions contemplated by the Transaction Documents do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (other than liens created under the ABL Revolving Facility) except, in the case of this clause (v), for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.
(e)    Comfort Letters. On the date of this Agreement and on the Closing Date, Grant Thornton LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in each of the Time of Sale Information and the Final Offering Circular; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.
(f)    Reserve Engineer Letters. The Initial Purchasers shall have received letters, dated the Closing Date and addressed to the Initial Purchasers, from Cawley, Gillespie & Associates, Inc. and Ryder Scott Company, L. P., each an independent petroleum engineering firm for the Company, in form and substance reasonably satisfactory to the Representative and counsel for the Initial Purchasers.
(g)    Opinion of Counsel for the Company. McAfee & Taft A Professional Corporation, counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion (which shall include a statement of negative assurance), dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.
(h)    Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(i)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.
(j)    Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
(k)    Supplemental Indenture. On the Closing Date, the Representative shall have received the Supplemental Indenture executed by the Company, the Guarantors and the Trustee and such agreement shall be in full force and effect.
(l)    Registration Rights Agreement. The Representative shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.
(m)    DTC. The Securities shall be eligible for clearance and settlement through DTC.
(n)    Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
7.    Indemnification and Contribution.
(a)    Indemnification of the Initial Purchasers. The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Initial Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular, Time of Sale Information or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Written Communication (including, without limitation, any electronic road show and the accompanying audio recording) or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
(b)    Indemnification of the Company. Each Initial Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Guarantors, each of their respective directors, each of their respective officers and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Initial Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Initial Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular, Time of Sale Information or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Written Communicationor arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Initial Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Initial Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Preliminary Offering Circular and Final Offering Circular furnished on behalf of each Initial Purchaser: the information contained in the fourth sentence of the eleventh paragraph and the thirteenth paragraph under the caption “Plan of distribution” (the “Initial Purchasers Information”); provided, however, that the Initial Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 4(f) of this Agreement as a result of a change in the Initial Purchasers Information, but only so long as the Initial Purchasers had timely provided to the Company written notice of the change so as to permit the Company to meet its obligations under Section 4(f).
(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any reasonably necessary local counsel) for all indemnified parties, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and any control persons of such Initial Purchaser shall be designated in writing by WellsFargo Securities and any such separate firm for the Company, the Guarantors, their respective directors, officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)    Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).
8.    Termination. This Agreement may be terminated in the absolute discretion of Wells Fargo Securities, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) any change in United States or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of Wells Fargo Securities, impractical to proceed with the offering, sale or delivery of or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market, (ii) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the over-the-counter market; (iii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (v) any major disruption of settlements of securities, or payment or clearance services in the United States or any other country where such securities are listed or (vi) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis, either within or outside the United States, that, in the judgment of Wells Fargo Securities, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Circular.
9.    Defaulting Initial Purchaser.
(a)    If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non‑defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Final Offering Circular or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Final Offering Circular that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s prorata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.
10.    Payment of Expenses.
(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Circular, any other Time of Sale Information, any Issuer Written Communication and the Final Offering Circular (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and reasonable expenses of counsel for the Initial Purchasers), (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.
(b)    If (i) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (ii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement other than a termination pursuant to Section 8(i), 8(iii) or 8(iv), the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.
11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers, employees, agents, partners, members and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.
12.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.
13.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
14.    Miscellaneous.
(a)    Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Wells Fargo Securities on behalf of the Initial Purchasers, and any such action taken by Wells Fargo Securities shall be binding upon the Initial Purchasers.
(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o Wells Fargo Securities, LLC, 301 South College Street, 6th Floor, Charlotte, North Carolina 28288, Attention: Transaction Management Department (fax: (704) 383- 9165), with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Doug Horowitz, Esq. Notices to the Company shall be given to it at 701 Cedar Lake Boulevard, Oklahoma City, Oklahoma 73114 (fax: (405) 478‑2906); Attention: Chief Financial Officer.
(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(f)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
(g)    Definitions.The terms that follow, when used in this Agreement, shall have the meanings indicated.
“ABL Revolving Facility” shall mean that certain eighth restated senior secured asset-based revolving credit facility of the Company, dated as of April 12, 2010, by and among the borrowers party thereto, including the Company, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended to the date hereof.

“Agreement” shall mean this purchase agreement.
“Wells Fargo Securities” shall mean Wells Fargo Securities, LLC.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,
CHAPARRAL ENERGY, INC.
By:    /s/ Mark A. Fischer

Name:	Mark A. Fischer

Title:	CEO & President
CHAPARRAL ENERGY, L.L.C.
By:    /s/ Mark A. Fischer

Name:	Mark A. Fischer

Title:	CEO & President
CHAPARRAL RESOURCES, L.L.C.
By:    /s/ Mark A. Fischer

Name:	Mark A. Fischer

Title:	CEO & President
CHAPARRAL CO2, L.L.C.
By:    /s/ Mark A. Fischer

Name:	Mark A. Fischer

Title:	CEO & President
CHAPARRAL REAL ESTATE, L.L.C.
By:    /s/ Mark A. Fischer

Name:	Mark A. Fischer

Title:	CEO & President

[Signature Page to the Purchase Agreement]

CEI ACQUISITION, L.L.C.
By:    /s/ Mark A. Fischer

Name:	Mark A. Fischer

Title:	CEO & President
CEI PIPELINE, L.L.C.
By:    /s/ Mark A. Fischer

Name:	Mark A. Fischer

Title:	CEO & President
GREEN COUNTRY SUPPLY, INC.
By:    /s/ Mark A. Fischer

Name:	Mark A. Fischer

Title:	CEO & President
CHAPARRAL EXPLORATION, L.L.C.
By:    /s/ Mark A. Fischer

Name:	Mark A. Fischer

Title:	CEO & President

ROADRUNNER DRILLING, L.L.C.
By:    /s/ Mark A. Fischer

Name:	Mark A. Fischer

Title:	CEO & President

[Signature Page to the Purchase Agreement]

WELLS FARGO SECURITIES, LLC
For itself and on behalf of the several
Initial Purchasers listed in Schedule 1
hereto.
By:    /s/ Jeff Gore
Name:    Jeff Gore
Title:    Managing Director

[Signature Page to the Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount
Wells Fargo Securities, LLC	$52,500,000
Credit Agricole Securities (USA) Inc.	16,500,000
Credit Suisse Securities (USA) LLC	16,500,000
J.P. Morgan Securities LLC	16,500,000
RBC Capital Markets, LLC	16,500,000
Capital One Southcoast, Inc.	5,063,000
Natixis Securities North America Inc.	5,063,000
SG Americas Securities, LLC	5,062,000
UBS Securities LLC	5,062,000
Comerica Securities, Inc.	2,250,000
KeyBanc Capital Markets Inc.	2,250,000
Mitsubishi UFJ Securities (USA), Inc.	2,250,000
Scotia Capital (USA) Inc.	2,250,000
U.S. Bancorp Investments, Inc.	2,250,000
Total	$150,000,000

Schedule 2
Guarantors

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Chaparral Energy, L.L.C.	Oklahoma
Chaparral Resources, L.L.C.	Oklahoma
Chaparral CO2, L.L.C.	Oklahoma
Chaparral Real Estate, L.L.C.	Oklahoma
CEI Acquisition, L.L.C.	Delaware
Green Country Supply, Inc.	Oklahoma
CEI Pipeline, L.L.C.	Texas
Chaparral Exploration, L.L.C.	Delaware
Roadrunner Drilling, L.L.C.	Oklahoma